Exhibit 10.28

THIRD AMENDMENT

TO

PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (herein called this “Amendment”) is made and entered into to be effective as of the 20th day of December, 2021, by and between A Space Storage Clarcona, LLC, a Florida limited liability company (“Seller”), and SST II Acquisitions, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser heretofore entered into that certain Purchase and Sale Agreement dated effective as of October 26, 2021 (as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 9, 2021, that certain Second Amendment to Purchase and Sale Agreement dated as of November 30, 2021 the “Contract”), respecting certain property located at 2200 Coral Hills Road, Apopka, Florida 32703; and

WHEREAS, Seller and Purchaser desire to modify the Contract in certain respects, all as more particularly set forth below.

NOW, THEREFORE, for and in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Amendment. The first sentence of Section 2.1 of the Contract is hereby deleted in its entirely and replaced with the following:

“The purchase price (the “Purchase Price”) for the Property shall be the sum of Eleven Million Three Hundred Fifty Thousand and no/100 Dollars ($11,350,000.000), subject to prorations and adjustments as set forth in this Agreement, and shall be paid by Purchaser to Seller at the Closing by wire transfer of immediately available funds to the “Title Company” (as defined in Section 4.1.2 below) on the Closing Date in accordance with wire transfer instructions to be provided by the Title Company.”

2.    Closing Notice. Pursuant to Section 4.1.1 of the Contract and subject to the terms of this Amendment, the execution and delivery of this Amendment by Purchaser constitutes delivery of a “Closing Notice” by Purchaser to Seller.

3.    Miscellaneous.

(a)     Seller and Purchaser hereby ratify the Contract in accordance with its terms, as modified hereby.

(b)     To the extent not otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Contract.

(c)     This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

(d)     This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one agreement.

(e)     For purposes of this Amendment, signatures delivered by facsimile or electronic mail shall be as binding as originals upon the parties so signing and delivering.

(f)     In the event of a conflict between the terms of this Amendment and the terms of the Contract, the terms of this Amendment shall control.

(g)     The captions and headings used in this Amendment are for convenience only and do not in any way restrict, modify or amplify the terms of this Amendment or the Contract.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:

A Space Storage Clarcona, LLC, a Florida limited liability company

By:	/s/ Timothy Hudspeth
Name:	Timothy Hudspeth
Title:	Manager

PURCHASER:

SST II Acquisitions, LLC, a Delaware limited liability company

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	Chief Executive Officer

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